Calculation of Filing Fee Tables
S-1
AMERICAN BATTERY MATERIALS, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Other	Pre-Funded Warrants to Purchase Common Stock, par value $0.001 per share	Other				0.0001381	$ 0.00
Fees to be Paid	2	Equity	Common stock, par value $0.001 per share, issuable upon exercise Pre-Funded Warrants to Purchase Common Stock	457(o)			$ 0.00	0.0001381	$ 0.00
Fees Previously Paid	3	Other	Warrants	Other			$ 0.00		$ 0.00
Fees Previously Paid	4	Equity	Common Stock underlying the Common Warrants	457(o)			$ 3,795,002.00		$ 524.09
Fees Previously Paid	5	Equity	Common stock, par value $0.001 per share	457(o)			$ 3,795,002.00		$ 524.09
Fees Previously Paid	6	Equity	Common Stock underlying the Common Warrants	457(o)			$ 17,250,000.00		$ 2,382.22
Fees Previously Paid	7	Equity	Common stock, par value $0.001 per share	457(o)			$ 17,250,000.00		$ 2,382.22
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 42,090,004.00		$ 5,812.62
			Total Fees Previously Paid:						$ 5,812.62
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	No separate registration fee is required pursuant to Rule 457(g) of the Securities Act of 1933, as amended (the "Securities Act").

[2]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) promulgated under the Securities Act.

[3]	No separate registration fee is required pursuant to Rule 457 (g) of the Securities Act.

[4]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) promulgated under the Securities Act.

[5]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) promulgated under the Securities Act.

[6]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) promulgated under the Securities Act.

[7]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) promulgated under the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date